                                                                    EXHIBIT 99.2
================================================================================



                       STOCK AND NOTE PURCHASE AGREEMENT


                                 by and among


                    Phoenix Acquisition Company II, L.L.C.

                                 Merisel, Inc.

                                      and

                            Merisel Americas, Inc.

                           Dated September 19, 1997


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                  Page
                                                                                  ----
                                   ARTICLE I

                                  Definitions
 SECTION 1.01.  Definitions...................................................      1

                                  ARTICLE II

                         Purchase; Funding and Closing

 SECTION 2.01.  Closing.......................................................      4
 SECTION 2.02.  Funding.......................................................      5
 SECTION 2.03.  Purchase; Purchase Price......................................      5

                                 ARTICLE  III

           Representations and Warranties of Parent and the Company

 SECTION 3.01.  Organization; Certificate of Incorporation; By-laws...........      5
 SECTION 3.02.  Capitalization................................................      6
 SECTION 3.03.  Authority.....................................................      7
 SECTION 3.04.  Noncontravention; Filings and Consents........................      7
 SECTION 3.05.  SEC Documents; Financial Statements; Undisclosed Liabilities..      8
 SECTION 3.06.  Information Supplied..........................................      9
 SECTION 3.07.  Absence of Certain Changes or Events..........................      9
 SECTION 3.08.  Litigation....................................................     10
 SECTION 3.09.  Absence of Changes in Benefit Plans...........................     10
 SECTION 3.10.  Employee Benefits; ERISA......................................     10
 SECTION 3.11.  Labor Matters.................................................     12
 SECTION 3.12.  Key Employees.................................................     12
 SECTION 3.13.  Taxes.........................................................     13
 SECTION 3.14.  Compliance with Applicable Laws; Permits......................     13
 SECTION 3.15.  Environmental Matters.........................................     13
 SECTION 3.16.  Insurance.....................................................     14
 SECTION 3.17.  Parent Contracts..............................................     15
 SECTION 3.18.  Intellectual Property.........................................     15
 SECTION 3.19.  Receivables...................................................     16
 SECTION 3.20.  Inventories...................................................     16
 SECTION 3.21.  State Takeover Statute........................................     16

                                                                                  Page
                                                                                  ----
 SECTION 3.22.  Voting Requirements...........................................     17
 SECTION 3.23.  Brokers.......................................................     17
 SECTION 3.24.  No Insolvency.................................................     17

                                  ARTICLE IV

                   Representations and Warranties of Lender

 SECTION 4.01.  Organization..................................................     17
 SECTION 4.02.  Authority.....................................................     17
 SECTION 4.03.  Noncontravention; Filings and Consents........................     18
 SECTION 4.04.  Information Supplied..........................................     18
 SECTION 4.05.  Financing.....................................................     19
 SECTION 4.06.  Acquisition of Purchased Shares and Conversion Shares for
                  Investment..................................................     19
 SECTION 4.07.  Brokers.......................................................     19

                                   ARTICLE V

                  Covenants of Parent, the Company and Lender

 SECTION 5.01.  Conduct of Business...........................................     19
 SECTION 5.02.  No Solicitation; Company Recommendation.......................     22
 SECTION 5.03.  Revolving Credit Facility and Stand-by Commitment.............     24

                                  ARTICLE VI

                             Additional Agreements

 SECTION 6.01.  Stockholders Meeting; Preparation of the Proxy Statement......     25
 SECTION 6.02.  Access to Information; Confidentiality........................     25
 SECTION 6.03.  Approvals and Consents; Cooperation...........................     26
 SECTION 6.04.  Stock Option Plans............................................     26
 SECTION 6.05.  Fees and Expenses.............................................     26
 SECTION 6.06.  Notification..................................................     27
 SECTION 6.07.  Rights of Stockholders to Participate in Certain Transactions.     28
 SECTION 6.08.  Public Announcements..........................................     29
 SECTION 6.09.  Use of Proceeds...............................................     29

                                                                                  Page
                                                                                  ----
                                  ARTICLE VII

                             Conditions Precedent
 SECTION 7.01.  Conditions to Each Party's Obligation to Effect the Funding
                 and the Purchase.............................................     29
 SECTION 7.02.  Additional Conditions to Lender's Obligation to Effect the
                 Funding and the Purchase.....................................     30
 SECTION 7.03.  Additional Conditions to Parent's Obligation to Effect the
                 Funding and the Purchase.....................................     31

                                 ARTICLE VIII

                       Termination, Amendment and Waiver

 SECTION 8.01.  Termination...................................................     32
 SECTION 8.02.  Effect of Termination.........................................     32
 SECTION 8.03.  Amendment.....................................................     33
 SECTION 8.04.  Extension; Waiver.............................................     33

                                  ARTICLE IX

                              General Provisions

 SECTION 9.01.  Survival of Representations...................................     33
 SECTION 9.02.  Notices.......................................................     33
 SECTION 9.03.  Interpretation................................................     34
 SECTION 9.04.  Counterparts..................................................     34
 SECTION 9.05.  Entire Agreement; No Third-Party Beneficiaries................     34
 SECTION 9.06.  Assignment....................................................     34
 SECTION 9.07.  Specific Performance..........................................     35
 SECTION 9.08.  Governing Law.................................................     35

          STOCK AND NOTE PURCHASE AGREEMENT (this "Agreement") dated September
                                                   ---------
19, 1997 among Phoenix Acquisition Company II, L.L.C., a Delaware limited liability company ("Lender") (whose sole member is Stonington Capital
                    ------
Appreciation 1994 Fund, L.P., which is managed by Stonington Partners, Inc. ("Stonington")), Merisel, Inc., a Delaware corporation ("Parent"), and Merisel
------------                                             ------
Americas, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the "Company").
      -------

          WHEREAS, Lender desires to purchase (the "Purchase") from Parent and
                                                    --------
Parent desires to sell to Lender 4,901,316 shares of newly issued Common Stock (the "Purchased Shares");
      ----------------

          WHEREAS, Lender also desires to transfer $137,100,000 to Parent for the benefit of the Company in exchange for a Convertible Promissory Note (the "Note") to be issued by Parent and the Company, in substantially the form
-----
attached hereto as Exhibit A;

          WHEREAS, the Purchase and the Funding (as defined below) are to occur substantially simultaneously.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Lender, Parent and the Company hereby agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Definitions.  As used in this Agreement, the following
                         -----------
terms shall have the following meanings:

          "Affiliate" with respect to any person, shall mean any other person
           ---------
who, directly or indirectly, controls, is controlled by, or is under common control with such first person.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended as of the date hereof.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Confidentiality Agreement" means the confidentiality letter dated
           -------------------------
June 24, 1997 between Parent and Lender.

          "control" with respect to any person, means the power to direct
           -------
management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "DGCL" means the Delaware General Corporation Law.
           ----

          "Environmental Laws" means any federal, state, local or foreign
           ------------------
statute, law, ordinance, regulation, rule, code or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution, protection, preservation or restoration of the environment or natural resources, including and/or relating to the use, handling, transportation, treatment, storage, disposal, processing, release or discharge of Hazardous Materials, in effect as of the date hereof.

          "Environmental Permits" means any permit, approval, identification
           ---------------------
number, license or other authorization required of Parent or its subsidiaries under any applicable Environmental Law.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Hazardous Materials" means (a) any petroleum, petroleum products, by
           -------------------
product or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical or substance regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvement Act of
           -------
1976, as amended.

          "Indenture" means the indenture dated as of October 15, 1994 between
           ---------
Parent and the Bank of New York, as successor to NationsBank of Texas, N.A., as Trustee.

          "knowledge" or "known" means with respect to Parent or the Company the
           ---------      -----
actual knowledge, after due inquiry, of the executive officers of Parent or any of its subsidiaries.

          "lien" means any encumbrance, hypothecation, infringement, lien,
           ----
mortgage, pledge, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest; provided, however, that the term "lien" shall not include (i) liens
          --------  -------
for water and sewer charges and current taxes not yet due and payable or being contested in good faith, (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business or (iii) all liens approved in writing by the other party hereto.

          "Limited Waiver Agreement" means the Limited Waiver and Voting
           ------------------------
Agreement dated as of April 11, 1997 by and among Parent and certain holders of the 122% Senior Notes.

          "Material Adverse Effect" means any change or effect that is, or would
           -----------------------
be reasonably likely to be, materially adverse to the assets, liabilities, business, operations, properties (including intangible properties), condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole.

          "person" means an individual, corporation, partnership, joint venture,
           ------
association, trust, unincorporated organization or other similar entity.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "subsidiary" of any person means another person, of which such first
           ----------
person (either alone or through or together with any other subsidiary) owns an amount of the voting securities, other voting ownership or voting partnership interests which is sufficient to elect at least a majority of its Board of Directors or other governing body, or if there are no such voting interests, 50% or more of the equity interests.

          "122% Senior Notes" means Parent's 122% Senior Notes due December 31,
           -----------------
2004 issued under the Indenture.

          In addition, the following terms are defined in the Section indicated:

    Term                                      Section
    ----                                      -------

     Agreement..............................  PREAMBLE
     Benefit Plans..........................   (S)3.10
     Closing................................   (S)2.01
     Closing Date...........................   (S)2.01
     Commitment Letter......................   (S)5.03
     Common Stock...........................   (S)3.02
     Commonly Controlled Entity.............   (S)3.10
     Conversion.............................   (S)3.02
     Conversion Date........................   (S)3.19
     Conversion Shares......................   (S)6.01

                                       4

     Employee Agreements....................   (S)3.10
     Equivalent Amount......................   (S)6.07
     ERISA..................................   (S)3.10
     Expenses...............................   (S)6.05
     Foreign Benefit Plan...................   (S)3.10
     Funding................................(S)2.02(a)
     Funding Proceeds.......................(S)2.02(b)
     Governmental Entity....................(S)3.04(b)
     Lender.................................  PREAMBLE
     Lender Offeree.........................   (S)6.07
     Limited Waiver and Agreement to Amend..(S)7.02(d)
     Note...................................  PREAMBLE
     1997 Stock Plan........................   (S)3.10
     Parent.................................  PREAMBLE
     Parent Contract........................   (S)3.17
     Parent Intellectual Property...........   (S)3.18
     Parent Stockholder Approvals...........   (S)3.22
     Preferred Stock........................   (S)3.02
     Proceeds...............................(S)2.03(b)
     Proxy Statement........................(S)3.04(b)
     Purchase...............................  PREAMBLE
     Purchased Shares.......................  PREAMBLE
     Remarketing Facility...................(S)5.03(b)
     Reverse Stock Split....................   (S)3.04
     SEC Documents..........................   (S)3.05
     Stockholders Meeting...................   (S)6.01
     Stock Option Plans.....................   (S)6.04
     Stonington.............................  PREAMBLE
     Takeover Proposal......................(S)5.02(a)
     taxes..................................   (S)3.13
     Termination Fee........................(S)6.05(d)
     Third Party Offer......................   (S)6.07
     Transaction Fee........................(S)6.05(b)

                                  ARTICLE II

                         Purchase; Funding and Closing
                         -----------------------------

          SECTION 2.01.  Closing.  The closing of the Funding and the Purchase
                         -------
(the "Closing") shall take place at 10:00 a.m. on the first business day after
      -------
the satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date") at the offices of
-------------

Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, unless another date or place is agreed to in writing by the parties hereto.

          SECTION 2.02.  Funding.  (a)   At the Closing, upon the terms and
                         -------
subject to the conditions set forth herein, Parent shall deliver to Lender, and Lender shall accept and purchase from Parent and the Company, the Note (the "Funding").
--------

          (b) At the Closing, upon the terms and subject to the conditions set forth herein, Parent shall deliver to Lender the Note against payment by Lender to Parent of $137,100,000 (the "Funding Proceeds") by wire transfer in
                                ----------------
immediately available funds to such account as Parent shall designate to Lender at least one business day prior to the Closing Date.

          SECTION 2.03.  Purchase; Purchase Price.  (a)  At the Closing, upon
                         ------------------------
the terms and subject to the conditions set forth herein, Parent agrees to sell to Lender, and Lender agrees to purchase from the Parent, the Purchased Shares.

          (b) At the Closing, Lender shall pay to the Parent $14,900,000 (such amount together with the Funding Proceeds being referred to herein as, the "Proceeds") for the Purchased Shares, by wire transfer in immediately available
---------
funds to such account as Parent shall designate to Lender at least one business day prior to the Closing Date.

          (c) At the Closing, Parent shall deliver to Lender a stock certificate evidencing the Purchased Shares in definitive form, dated the Closing Date and registered in the name of Lender.


                                 ARTICLE  III

           Representations and Warranties of Parent and the Company
           --------------------------------------------------------

          Each of Parent and the Company hereby represents and warrants to Lender as follows:

          SECTION 3.01.  Organization; Certificate of Incorporation; By-laws.
                         ---------------------------------------------------
(a) Each of Parent and the Company and each of Parent's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and the Company and each of Parent's other subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Each of Parent and the Company has made available to Lender complete and correct copies of its certificate of incorporation and by-laws, and the certificate of incorporation and by-laws or other comparable charter or organizational documents of its subsidiaries, in each case as amended to the date of this Agreement.

          (c) Schedule 3.01(c) sets forth a true and accurate list of all the subsidiaries of Parent that are required to be listed by Parent in its annual report on Form 10-K. All the outstanding shares of capital stock of each subsidiary are owned by Parent or by another wholly owned subsidiary of Parent, free and clear of all liens, and are duly authorized, validly issued, fully paid and nonassessable.

          SECTION 3.02.  Capitalization.  The authorized capital stock of Parent
                         --------------
consists of 50,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per
-------------
share (the "Preferred Stock").  As of September 18, 1997, (i) 30,078,495 shares
            ---------------
of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding, and (ii) 1,690,252 shares of Common Stock were reserved for issuance upon exercise of the outstanding stock options granted under the Stock Option Plans. All the outstanding shares of Common Stock are, the Purchased Shares will be, and, subject to obtaining the requisite approvals of Parent's stockholders, all shares of Common Stock which are to be issued upon conversion of the Note (the "Conversion"), will be, when issued in accordance
                             ----------
with the terms of the Note, duly authorized, validly issued, fully paid and nonassessable and free of any pre-emptive rights in respect thereto. No bonds, debentures, notes or other indebtedness of Parent convertible into voting securities of Parent are issued or outstanding and, except as set forth above,
(i) no shares of capital stock or other voting securities of Parent are outstanding, (ii) no equity equivalents, interests in the ownership or earnings of Parent or other similar rights are outstanding other than stock appreciation rights issued to Dwight Steffensen that relate to 500,000 phantom shares of Common Stock, the proceeds of which may be paid in cash or stock and (iii) other than options issued under the Stock Option Plans, the stock appreciation rights referred to in clause (ii) of this Section 3.02 and as set forth on Schedule 3.02, there are no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, transfer or sell any shares of capital stock, or other equity interest in, Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. As of the date of this Agreement, there are no outstanding contractual obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its subsidiaries.

          SECTION 3.03.  Authority.  Each of Parent and the Company has the
                         ---------
requisite corporate power and authority to execute and deliver this Agreement
and the Note.   Parent has the requisite corporate power and authority to issue the Purchased Shares and, subject to obtaining the Parent Stockholder Approvals, to issue the Conversion Shares. The execution and delivery of this Agreement and the Note by each of Parent and the Company and the consummation by each of Parent and the Company of the transactions contemplated hereby and by the Note have been duly authorized by all necessary corporate action on the part of Parent and the Company, as the case may be, and, except for the Parent Stockholder Approvals, no other corporate proceedings on the part of Parent or the Company are necessary to authorize this Agreement or to consummate the Funding, the Purchase, the Conversion and the other transactions contemplated hereby and by the Note. Each of this Agreement and the Note has been duly and validly executed and delivered by each of Parent and the Company and, assuming the due execution hereof by Lender in the case of this Agreement, constitutes the valid and binding obligation of Parent and the Company, enforceable against Parent and the Company in accordance with its terms.

          SECTION 3.04.  Noncontravention; Filings and Consents.  (a)  Except as
                         --------------------------------------
set forth in Schedule 3.04 and assuming receipt of the Parent Stockholder Approvals and the application of the Proceeds as provided in Section 6.09, the execution and delivery of this Agreement and the Note by Parent and the Company do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement and the Note by Parent and the Company will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent, the Company or any of Parent's other subsidiaries under (i) the certificate of incorporation, as amended, or by-laws of Parent, the Company or the comparable charter or organizational documents of any of Parent's other subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, the Company or any of Parent's other subsidiaries or their respective properties or assets or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, the Company or any of Parent's other subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (w) have a Material Adverse Effect,
(x) impair in any material respect Lender's ability to own, possess or exercise the rights of an owner with respect to the Note, the Purchased Shares or the Conversion Shares, (y) reasonably be expected to impair, in any material respect, the ability of Parent or the Company to perform its obligations under this Agreement or the Note or (z) prevent or impede, in any material respect, the consummation of the transactions contemplated by this Agreement or the Note.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required
                                             -------------------
by Parent, the Company or any of Parent's other subsidiaries in connection with the execution and delivery of this Agreement or the Note by Parent, the Company or the consummation by Parent and the Company of the transactions contemplated by this Agreement or the Note, except for (i) with respect to issuance of the Conversion Shares, the filing of a notification and report form under the HSR Act, (ii) the filing with the SEC of a proxy statement relating to the approval by Parent's stockholders of the one-for-five reverse stock split of the Common Stock (the "Reverse Stock Split"), the issuance of the Conversion Shares and the
            -------------------
1997 Stock Plan (as amended or supplemented from time to time, the "Proxy
                                                                    -----
Statement"), (iii) the filing of a listing application with Nasdaq Stock Markets
---------
National Market with respect to listing the Conversion Shares and the Purchased Shares, (iv) the filing of an amendment to Parent's certificate of incorporation following receipt of the requisite stockholder approval to reflect the Reverse Stock Split and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate (x) impair, in any material respect, the ability of Parent to perform its obligations under this Agreement or the Note or (y) prevent or significantly delay consummation of the transactions contemplated by this Agreement or the Note.

          SECTION 3.05.  SEC Documents; Financial Statements; Undisclosed
                         ------------------------------------------------
Liabilities.  (a)  Parent has filed all reports, proxy statements, forms, and
-----------
other documents with the SEC since December 31, 1993 including, without limitation, the Registration Statement on Form S-4, filed on May 19, 1997 as amended, as required under the Securities Act and the Exchange Act (collectively, the "SEC Documents"). As of their respective dates, (i) the SEC
                    -------------
Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents and (ii) none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (b) The financial statements of Parent included in the SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which did not or will not, individually or in the aggregate, have a Material Adverse Effect).

          (c) Except as set forth in the SEC Documents filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent audited consolidated balance sheet included in the SEC Documents filed and publicly available prior to the date of this Agreement, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect.

          SECTION 3.06.  Information Supplied.  The Proxy Statement, including
                         --------------------
all information incorporated therein by reference, will not, on the date the Proxy Statement is first mailed to Parent's stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by Lender specifically for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 3.07.  Absence of Certain Changes or Events.  Except as
                         ------------------------------------
disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement or as set forth in Schedule 3.07, since December 31, 1996, Parent, the Company and Parent's other subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to Parent's capital stock, (iii) any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization for issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by Parent or any of its subsidiaries to any officer of Parent or any of its subsidiaries of any increase in compensation, including any increases or modifications described in Section 3.09, except in the ordinary course of business consistent with past practice,
(y) any granting by Parent or any of its subsidiaries to any such officer of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired, or (z) except for termination arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of Parent, any entry by Parent or any of its subsidiaries into any employment, severance or termination agreement, (v) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles, (vii) any waiver, settlement, release or compromise of any material claims or litigation or (viii) any revaluation in any material respect to any of Parent's or its subsidiaries' assets, including writing down of inventory or writing-off notes or accounts receivables.

          SECTION 3.08.  Litigation.  Except as disclosed in the SEC Documents
                         ----------
filed and publicly available prior to the date of this Agreement or as set forth in Schedule 3.08, there are no suits, actions or proceedings pending or, to the knowledge of Parent, threatened against Parent, the Company or any of Parent's other subsidiaries that would have a Material Adverse Effect. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement, neither Parent, the Company nor any of Parent's other subsidiaries is subject to any outstanding order, writ, injunction or decree that would have a Material Adverse Effect.

          SECTION 3.09.  Absence of Changes in Benefit Plans.  Except as
                         -----------------------------------
disclosed in Schedule 3.09, since December 31, 1996 there has not been any adoption or amendment in any material respect by Parent or any of its subsidiaries of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, retirement, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Parent or any of its subsidiaries. Except as disclosed in Schedule 3.09, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between Parent or any of its subsidiaries and any current or former employee, officer or director of Parent or any of its subsidiaries, and there is no oral or written understanding or arrangement to enter into any such agreement with any such individual.

          SECTION 3.10.  Employee Benefits; ERISA.  (a)  Schedule 3.10(a)
                         ------------------------
contains a list of (i) all "employee benefit plans" (within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, stock-based award,
  -----
restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, including payroll practices, with respect to which Parent or any of its subsidiaries or any other person or entity that, together with Parent, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with Parent, a "Commonly Controlled Entity") has any
                                         --------------------------
current obligation or which are currently maintained, contributed to or sponsored by a Commonly Controlled Entity for the benefit of any current or former employees, officers, agents or directors of Parent or any of its subsidiaries (all of the foregoing being herein called "Benefit Plans") and (ii)
                                                        -------------
all employment, consulting, retention, termination, severance or other contracts or agreements (excluding stock option agreements) pursuant to which Parent or any of its subsidiaries has any obligation with respect to any current or former employees, officers, agents or directors of Parent or any of its subsidiaries (the "Employee Agreements").  Parent has
                                           -------------------
made available to Lender true and complete copies of (v) each Employee Agreement (or in the case of any unwritten Employee Agreement, a description thereof), (w) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (y) the most recent summary plan description (or similar document) for each Benefit Plan for which a summary plan description is required or was otherwise provided to plan participants or beneficiaries and (z) each trust agreement and group annuity contract relating to any Benefit Plan.

          (b) Except as disclosed in Schedule 3.10(b), all Benefit Plans and related trusts that are intended to be tax-qualified plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Benefit Plans and related trusts are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Parent, has revocation been threatened; no event has occurred and no circumstances exist that would adversely affect the tax qualification of such Benefit Plan nor has any such Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

          (c) Each Benefit Plan and any Benefit Plan that is not subject to United States law (a "Foreign Benefit Plan") has been administered in all
                      --------------------
material respects in accordance with its terms. The Benefit Plans are, and have been administered, in compliance in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws. All employer and employee contributions to each Foreign Benefit Plan required by law in the applicable jurisdiction or by the terms of the Foreign Benefit Plan have been made or accrued in accordance with normal accounting procedures.

          (d) No Commonly Controlled Entity has incurred any liability under or arising out of Title IV of ERISA that would have a Material Adverse Effect, and no fact or event exists that could reasonably be expected to result in such liability. None of the assets of any Commonly Controlled Entity is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code and no member of any Commonly Controlled Entity has been required to post security under Section 307 of ERISA or Section 401(a)(29) of the Code with respect to any Benefit Plan, and no fact or event exists which could reasonably give rise to any such lien or requirement to post any such security.

          (e) None of the Benefit Plans (nor any plan previously maintained or contributed to by a Commonly Controlled Entity within the last six years) is a multiemployer plan (within the meaning of 3(37) or 4001(a)(3) of ERISA) or a single employer pension plan

(with the meaning of 4001(a)(15) of ERISA) for which any member of the Commonly Controlled Entity could incur liability under Section 4063 or 4064 of ERISA.

          (f) None of the Commonly Controlled Entities, any officer of any Commonly Controlled Entity, any of the Benefit Plans which are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Parent, any of its subsidiaries or any officer of Parent or any of its subsidiaries to any tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (l) of ERISA that would have a Material Adverse Effect. With respect to each Benefit Plan, no member of any Commonly Controlled Entity is currently liable for any excise tax arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code that would have a Material Adverse Effect, and no fact or event exists which could reasonably give rise to any such liability.

          (g) Except as set forth in Schedule 3.10(g), no employee of Parent or any of its subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan as a result of the consummation of the transactions contemplated by this Agreement and the Note. In addition, Parent has taken all actions necessary (or, as appropriate, has refrained from taking action) to ensure that neither the execution of this Agreement and the Note nor the consummation of the transactions contemplated hereunder or thereunder shall result in the acceleration of vesting or exercisability of any options, or the triggering of any additional rights, under any Stock Option Plan. Without limiting the generality of the foregoing, the Board of Directors of Parent has determined in writing that neither the execution of this Agreement nor the consummation of the transactions contemplated hereunder or under the Note shall be considered a "Change of Control" under the terms of the 1997 Stock Award and Incentive Plan (the "1997 Stock Plan").
      ---------------

          SECTION 3.11.  Labor Matters.  Except as set forth in Schedule 3.11,
                         -------------
there are no controversies pending or, to the knowledge of Parent, threatened between Parent and any of its subsidiaries and any of their employees, except for such controversies which would not have a Material Adverse Effect. Neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or any of its subsidiaries.

          SECTION 3.12.  Key Employees.  Parent has previously provided Lender
                         -------------
all requested information relating to each current salaried employee, officer, director, consultant or agent of Parent or any of its subsidiaries whose annual compensation exceeded $150,000 in 1996.

          SECTION 3.13.  Taxes.  Except as set forth in Schedule 3.13, each of
                         -----
Parent, the Company and each of Parent's other subsidiaries has filed all material tax returns and reports required to be filed by it and has paid (or Parent has paid on its behalf) all material taxes required to be paid by it, and the most recent financial statements contained in the SEC Documents filed and publicly available prior to the date of this Agreement reflect an adequate reserve for all taxes due and payable by Parent, the Company and each of Parent's other subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and no material deficiencies for any taxes have been proposed, asserted or assessed against Parent, the Company or any of Parent's other subsidiaries, and no requests for waivers of the time to assess any such taxes are pending. The statute of limitations for federal income tax returns has expired for all tax years through 1991. As used in this Agreement, "tax" or "taxes" means any and all Federal, state, local and foreign tax and other assessments of a similar nature (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) whether imposed directly or through withholding (including but not limited to income, franchise, property, sales, use, payroll, employment, excise, ad valorem, and stamp taxes).

          SECTION 3.14.  Compliance with Applicable Laws; Permits.  Except as
                         ----------------------------------------
set forth in Schedule 3.14, neither Parent, the Company nor any of Parent's other subsidiaries is in conflict with, or in default or violation of (i) any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment, decision, writ, injunction or decree applicable to Parent, the Company or any of Parent's other subsidiaries or by which any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, the Company or any of Parent's other subsidiaries is a party or by which Parent, the Company or any of Parent's other subsidiaries or any of their respective properties are bound or affected, except for such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect. Parent, the Company and Parent's other subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, in the aggregate, result in a Material Adverse Effect.

          SECTION 3.15.  Environmental Matters.  Except as disclosed in the SEC
                         ---------------------
Documents filed and publicly available prior to the date of this Agreement or set forth in Schedule 3.15 and except as would not result in a Material Adverse
Effect:

          (a) Each of Parent, the Company and Parent's other subsidiaries (i) is in compliance with all applicable Environmental Laws and (ii) holds all Environmental Permits required for the operation of its business as currently conducted and (iii) is in compliance with the terms and conditions of all such Environmental Permits.

          (b) Neither Parent, the Company nor any of Parent's other subsidiaries has received any written claim, demand, notice or complaint alleging violation of, or liability under, any Environmental Laws.

          (c) Neither Parent, the Company nor any of Parent's other subsidiaries has received any written request for information relating to, or been notified that it is a potentially responsible party under, CERCLA or any similar state law.

          (d) Neither Parent, the Company nor any of Parent's other subsidiaries has entered into or agreed to any consent decree or order, and is not subject to any judgment, decree or judicial order, relating to compliance with Environmental Laws or Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, and, to the knowledge of Parent, no investigation, litigation or administrative proceeding is pending or threatened with respect thereto for which Parent, the Company or any of Parent's other subsidiaries would reasonably be expected to be held liable.

          (e) None of the real properties owned or leased by Parent, the Company or Parent's other subsidiaries is listed or, to the knowledge of Parent, proposed for listing, on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state list of sites requiring investigation or cleanup.

          (f) No Hazardous Materials have been released, discharged or disposed of on, or transported to or from, any of the real properties owned or occupied by Parent, the Company or Parent's other subsidiaries in any manner or quantity which requires investigation, assessment, monitoring, remediation or cleanup under currently applicable Environmental Laws.

          (g) Each of Parent and the Company has provided to Lender copies of all environmental audits, assessments or studies within its possession, or in the possession of any of Parent's other subsidiaries, with respect to the facilities or real property currently owned, leased or operated by Parent, the Company or any of Parent's other subsidiaries.

          SECTION 3.16.  Insurance.  Parent, the Company and Parent's other
                         ---------
subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of Parent, the Company or Parent's other subsidiaries or any properties owned, occupied or controlled by Parent, the Company or

Parent's other subsidiaries, in such amount as reasonably deemed necessary by Parent, the Company or Parent's other subsidiaries.

          SECTION 3.17.  Parent Contracts.  Except as disclosed in the SEC
                         ----------------
Documents filed and publicly available prior to the date hereof or as disclosed on Schedule 3.17, neither Parent, the Company nor any of Parent's other subsidiaries is a party to or bound by (a) any contract or commitment for capital expenditures in excess of $250,000 for any one project not included in Parent's capital budget previously provided to Lender, (b) contracts or commitments for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement and calling for aggregate future payments, if other than in the ordinary course, of $1,000,000 and otherwise of $5,000,000 or more during the term of such contract or commitment, excluding purchase orders for inventory, (c) any contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed or incorporated by reference in the SEC Documents filed and publicly available prior to the date of this Agreement, (d) any contract that contains a non-compete or any exclusivity provisions or restrictions on Parent's or its subsidiaries' ability to conduct any business with respect to any geographic area or (e) any contract that would prohibit or materially delay the consummation of the Funding, the Purchase, the Conversion or the other transactions contemplated by this Agreement or the Note. Each contract, arrangement, commitment or understanding of the type described in this
Section 3.17, whether or not set forth in Schedule 3.17, is referred to as a "Parent Contract". Except as disclosed in the SEC Documents filed and publicly
----------------
available prior to the date hereof or as disclosed on Schedule 3.17, each Parent
Contract: (a) is valid and binding on the respective parties thereto and is in full force and effect and (b) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. Except as disclosed in the SEC Documents filed and publicly available prior to the date hereof or as disclosed on Schedule 3.17, none of Parent or any of its subsidiaries is in material breach of, or default under, any Parent Contract, and, to the knowledge of Parent, no other party to any Parent Contract is in material breach thereof or default thereunder. Except as disclosed in the SEC Documents filed and publicly available prior to the date hereof or as disclosed on Schedule 3.17, there is no contract, agreement or other arrangement granting any person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of Parent, the Company or any of Parent's other subsidiaries.

          SECTION 3.18.  Intellectual Property.  Except as set forth on Schedule
                         ---------------------
3.18, Parent, the Company and Parent's other subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, mask works, know-how and other proprietary rights and information used in the conduct of their businesses ("Parent Intellectual Property") except
                                          ----------------------------
where the failure to own or possess such rights would not have a Material Adverse Effect, and, to Parent's knowledge, no person is currently challenging the validity of any of the foregoing. To the knowledge of Parent and the Company, the conduct of the business of Parent, the Company and Parent's other subsidiaries does not infringe any intellectual property of any third party. To the Parent's knowledge, there are no infringements by any third party of any proprietary rights owned by or licensed by or to Parent, the Company or any of Parent's other subsidiaries. Except as set forth on Schedule 3.18, none of Parent, the Company or any of Parent's other subsidiaries has licensed any Parent Intellectual Property to any third party. Schedule 3.18 hereto lists, as of the date hereof, all United States and foreign patents and patent applications, trademark registrations and applications therefor, registered copyrights and applications therefor and trade names of Parent, the Company and Parent's other subsidiaries.

          SECTION 3.19.  Receivables.  The accounts receivable of Parent and its
                         -----------
subsidiaries reflected in the most recent consolidated financial statements included in the SEC Documents filed and publicly available prior to the date of this Agreement, and all accounts receivable of Parent and its subsidiaries arising since such date, are valid receivables not subject to setoff or counterclaim, are current and collectible subject to the reserve for bad debts set forth in such financial statements with respect to the accounts receivable reflected in such financial statement and subject to reserves taken in the ordinary course of business and that would not, individually or in the aggregate have a Material Adverse Effect with respect to accounts receivable arising since the date of such financial statements, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date thereof, and all the services performed that gave rise to such accounts were delivered or performed in all material respects in accordance with the applicable orders, contracts or customer requirements.

          SECTION 3.20.  Inventories.  The inventory of supplies, raw materials,
                         -----------
work in process and finished goods of Parent, the Company and Parent's other subsidiaries consists only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided in accordance with generally acceptable accounting principles, and the current amount of such inventory is reasonable in the present circumstances of the business of Parent, the Company and Parent's other subsidiaries.

          SECTION 3.21.  State Takeover Statute.  The Board of Directors of
                         ----------------------
Parent has taken all actions necessary under the DGCL, including approving the Funding, the Purchase, the issuance of the Conversion Shares and the other transactions contemplated in this Agreement and the Note to ensure that the restrictions on business combinations set forth in Section 203 of the DGCL do not or will not apply to the Funding, the Purchase or the Conversion or any of the transactions contemplated by this Agreement and the Note.

          SECTION 3.22.  Voting Requirements.  (a)   Other than the affirmative
                         -------------------
vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote, which is necessary to approve the Reverse Stock Split and the affirmative vote of the holders of a majority of the shares of Common Stock casting votes, which is necessary to approve the issuance of the Conversion Shares and to implement the 1997 Stock Plan (such votes being collectively referred to herein as the "Parent Stockholder Approvals"), no vote of the
                           ----------------------------
holders of any capital stock of the Company is necessary to approve the transactions contemplated by this Agreement.

          (b) The Board of Directors of the Parent has recommended, upon the terms and subject to the conditions set forth in this Agreement, to the stockholders of Parent that such stockholders vote at the Stockholders Meeting to approve the Reverse Stock Split, the issuance of the Conversion Shares and the 1997 Stock Plan.

          SECTION 3.23.  Brokers.  No broker, investment banker, financial
                         -------
advisor or other person, other than Donaldson, Lufkin & Jenrette, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent. Parent has provided Lender true and correct copies of the agreements between Parent and Donaldson, Lufkin & Jenrette.

          SECTION 3.24.  No Insolvency.  None of Parent, the Company or any of
                         -------------
Parent's other subsidiaries is now or, after giving effect to the issuance of the Note and the consummation of the transactions contemplated hereby and thereby will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts beyond its ability to pay such debts as they become due.


                                  ARTICLE IV

                   Representations and Warranties of Lender
                   ----------------------------------------

          Lender hereby represents and warrants to Parent and the Company as follows:

          SECTION 4.01.  Organization.  Lender is a limited liability company
                         ------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted.

          SECTION 4.02.  Authority.  Lender has all requisite corporate power
                         ---------
and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Lender have been duly authorized by Lender and no other limited liability company proceedings on the part of Lender are necessary to authorize this Agreement or to consummate the Funding, the Purchase, the Conversion and the other transactions contemplated by this Agreement or the Note. This Agreement has been duly and validly executed and delivered by Lender and, assuming the due execution hereof by Parent and the Company, constitutes the legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms.

          SECTION 4.03.  Noncontravention; Filings and Consents.  (a)  The
                         --------------------------------------
execution and delivery of this Agreement by Lender do not, and the consummation of the transactions contemplated by this Agreement and the Note and compliance with the provisions of this Agreement and the Note by Lender will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Lender under, (i) the certificate of formation or by-laws of Lender, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Lender or its properties or assets or (iii) subject to the governmental filings and other matters referred to in paragraph (b) below, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Lender or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) reasonably be expected to impair, in any material respect, the ability of Lender to perform its obligations under this Agreement or (y) prevent or impede, in any material respect, the consummation of any of the transactions contemplated by this Agreement or the Note.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Lender in connection with the execution and delivery of this Agreement by Lender or the consummation by Lender of any of the transactions contemplated by this Agreement or the Note except for (i) the filing of a notification and report form under the HSR Act and (ii) such other consents, approvals, orders, authorizations, registrations, declaration and filings the failure of which to be obtained or made would not, individually or in the aggregate, (x) impair, in any material respect, the ability of Lender to perform its obligations under this Agreement or (y) prevent or significantly delay the consummation of the transactions contemplated by this Agreement or the Note.

          SECTION 4.04.  Information Supplied.  None of the information supplied
                         --------------------
or to be supplied by Lender expressly for inclusion or incorporation by reference in the Proxy Statement will on the date the Proxy Statement is first mailed to Parent's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          SECTION 4.05.  Financing.  Lender has, or will have at the time of the
                         ---------
Closing, sufficient cash available to purchase the Purchased Shares and the Note.

          SECTION 4.06.  Acquisition of Purchased Shares and Conversion Shares
                         -----------------------------------------------------
for Investment.  Lender is acquiring the Purchased Shares, the Note and,
--------------
following the Conversion, the Conversion Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling the Purchased Shares, the Note, or, following the Conversion, the Conversion Shares. Lender agrees that the Purchased Shares, the Note and, following the Conversion, the Conversion Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities laws, in each case, to the extent applicable.

          SECTION 4.07.  Brokers.  No broker, investment banker, financial
                         -------
advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Lender.

                                   ARTICLE V

                  Covenants of Parent, the Company and Lender
                  -------------------------------------------

          SECTION 5.01.  Conduct of Business.   Parent covenants and agrees that
                         -------------------
during the period between the date of this Agreement and through and including the earlier of the termination of this Agreement or the Conversion Date, unless Lender shall otherwise agree in writing (including, without limitation, in this Agreement and the Note), the businesses of Parent and its subsidiaries shall be conducted only, and Parent and its subsidiaries shall not take any action except in the ordinary course of business consistent with past practice and Parent shall use its best efforts (i) to preserve substantially intact the business organization of Parent and its subsidiaries, including its officers and employees, (ii) to keep available the services of the present officers and key employees of Parent and its subsidiaries and (iii) consistent with past practice, to preserve the present relationships of Parent and its subsidiaries with customers, suppliers and other persons with which Parent or any of its subsidiaries has significant business relations. By way of amplification and not limitation of the foregoing sentence, except as contemplated by this Agreement and the Note, Parent shall not, and shall cause its subsidiaries not to, during the period between the date of this Agreement and through and including the earlier of the termination of this Agreement or the Conversion Date, directly or indirectly do, or propose or commit to do, any of the following except with the prior written consent of Lender, which consent shall not be unreasonably withheld:

          (a) (i) other than dividends or distributions by any direct or indirect wholly owned subsidiary of Parent declare or pay any dividends on or make other distributions in respect of any of its shares of capital stock, (ii) other than the Reverse Stock Split, split, combine or reclassify any of its shares of capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock;

          (b) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest other than (i) the issuance of shares of Common Stock upon the exercise of Stock Options or stock appreciation rights or warrants outstanding on the date of this Agreement and in accordance with the present terms of such options or stock appreciation rights, (ii) issuances by a wholly owned subsidiary of Parent of its capital stock to Parent, (iii) the issuance of Stock Options to certain employees in fulfillment of the existing arrangements set forth on Schedule 3.02 with respect to the issuance of such Stock Options in regular annual installments and (iv) Stock Options to purchase up to an aggregate of 20,000 shares of Common Stock to be issued to newly hired management employees consistent with past practices of Parent and the Company;

          (c) amend or propose to amend its certificate of incorporation, as amended, or by-laws or other comparable organization documents;

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (e) sell, lease, subject to any lien or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, other than in the ordinary course consistent with past practice;

          (f) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Parent or any of its subsidiaries or guarantee any debt securities of others, except in the ordinary course of business consistent with past practice;

          (g) make any tax election that would have a Material Adverse Effect or settle or compromise any income tax liability of Parent or any of its subsidiaries that would have a Material Adverse Effect (Parent shall, before filing or causing to be filed any material tax return of Parent or any of its subsidiaries, consult with Lender and its advisors as to the positions and elections that are not in the ordinary course and that are inconsistent with past practices which may be taken or made by Parent with respect to such return);

          (h) pay, discharge, settle or satisfy any claim, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Parent included in the SEC Documents filed and publicly available prior to the date of this Agreement or incurred since the date of such financial statements in the ordinary course of business consistent with past practice or any such settlement or satisfaction of any claim, liability or obligation for which Parent pays less than $100,000 in respect of such settlement or claim, liability or obligation, or waive the benefit of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Parent or any of its subsidiaries is a party;

          (i) except in the ordinary course of business, terminate, cancel or request any material change in, or agree to any material change in any Parent Contract to which Parent or such subsidiary is a party or waive, release or assign any material rights or claims or enter into any contract or agreement material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole;

          (j) (i) grant any increase in the compensation of any of its directors, officers or key employees, except for increases for officers and employees in the ordinary course of business consistent with past practice,
     (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Benefit Plans or Employee Agreements as in effect on the date of this Agreement to any director, officer or key employee, (iii) except as set forth on Schedule 5.01(j)(iii) enter into any new employment, severance or termination agreement with any person who is a director, officer or key employee or (iv) except as may be required to comply with applicable law, become obligated under any Benefit Plan that was not in existence on the date of this Agreement or amend any such plan in existence on the date of this Agreement to enhance the benefits thereunder; provided, however, that (x) Parent may adopt the 1997 Stock
                 --------  -------
     Plan in the form previously approved by the Board of Directors of Parent and provided to Lender, and (y) Parent may make grants pursuant to the 1997 Stock Plan in substitution for grants under existing Stock Option Plans but only to the extent that, taking into account all options outstanding under the existing Stock Option Plans and all such grants made under the 1997 Stock Plan, the number of shares of Common Stock subject to outstanding stock options or other awards shall not exceed 8% of the Common Stock outstanding after giving effect to the transactions contemplated by this Agreement and the Note;

          (k) make or authorize any capital expenditure in excess of $250,000 for any one project or $500,000 in the aggregate, other than those contemplated by Parent's capital budget, a copy of which was previously provided to Lender;

          (l) take any action that may reasonably be expected to result in any of the representations and warranties of Parent set forth in this Agreement being or becoming untrue, or in any of the conditions to Lender set forth in Article VII not being satisfied;

          (m) take any action or fail to take any action which individually or in the aggregate would have a Material Adverse Effect; or

          (n)  agree in writing or otherwise to do any of the foregoing.

          SECTION 5.02.  No Solicitation; Company Recommendation.  (a)  Parent
                         ---------------------------------------
shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Parent or any of its subsidiaries to (i) solicit or initiate, or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Takeover Proposal or (ii) participate in any discussions or negotiations regarding a Takeover Proposal; provided, however, that if the Board of Directors of Parent,
                   --------  -------
after consultation with, and based on the advice of, outside counsel, determines in good faith that it is necessary to do so in order to comply with its fiduciary duties to Parent's stockholders under applicable law, Parent may, in response to a Takeover Proposal that was not solicited by Parent or which did not otherwise result from a breach of this Section 5.02(a), and subject to Parent providing prior notice to Lender of its decision to take such action and subject to compliance with this Section 5.02(a) and Section 5.02(c), (x) furnish information with respect to Parent to any persons pursuant to a confidentiality agreement on terms no less favorable to Parent than those contained in the Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover
                                                                    --------
Proposal" means any proposal or offer from any person relating to any direct or
--------
indirect
acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or the assets of Parent and its subsidiaries, taken as a whole, or of 25% or more of any class of equity securities of Parent or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of Parent or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its subsidiaries, other than the transactions contemplated by this Agreement and the Note.

          (b) Except as set forth in this Section 5.02(b), neither the Board of Directors of Parent nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Lender, the approval or recommendation by the Board of Directors or any such committee of the issuance of the Conversion Shares and the Reverse Stock Split, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event the Board of Directors of Parent determines in good faith after consultation with, and based on the advice of, outside counsel, that failure to do so would be inconsistent with its fiduciary duties to Parent's stockholders under applicable law, the Board of Directors of Parent may withdraw or modify its approval or recommendation of the issuance of the Conversion Shares and the Reverse Stock Split, approve or recommend a Takeover Proposal, or enter into an agreement with respect to a Takeover Proposal, in each case at any time after midnight on the third business day following Lender's receipt of written notice advising Lender that the Board of Directors of Parent has received a Takeover Proposal, specifying the material terms and conditions of such Takeover Proposal and identifying the person making such Takeover Proposal; provided that such information shall be kept confidential by Lender under the
--------
terms of the Confidentiality Agreement.

          (c)  In addition to the obligations of Parent set forth in paragraphs
(a) and (b) of this Section 5.02, Parent shall promptly advise Lender of any request for information or of any Takeover Proposal, or any proposal with respect to any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal, and the identity of the person making any such Takeover Proposal or inquiry. Parent will keep Lender fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry; provided that such information shall be
                                       --------
kept confidential by Lender under the terms of the Confidentiality Agreement.

          (d) Nothing contained in this Section 5.02 shall prohibit Parent from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Parent's stockholders if, in the opinion of the Board of Directors of Parent, after consultation with, and based on the advice of, outside counsel, failure so to disclose would be inconsistent with its fiduciary duties under applicable law.

          SECTION 5.03.  Revolving Credit Facility and Stand-by Commitment.  (a)
                         -------------------------------------------------
Lender shall use its reasonable best efforts to obtain, on behalf of and at the expense of Parent, prior to the Conversion Date an executed commitment letter from one or more financial institutions reasonably satisfactory to Parent for a revolving credit facility to provide working capital for the operating subsidiaries of Parent following the Conversion Date in the aggregate amount of $100,000,000 and otherwise having terms and conditions that are commercially reasonable and reasonably satisfactory to Parent and Lender (the "Commitment
                                                                  ----------
Letter").  In the event that Lender is unable to obtain, on behalf of and at the
------
expense of Parent, the Commitment Letter prior to the Conversion Date, (i) Lender shall continue following the Conversion Date to use its reasonable best efforts to obtain, on behalf of and at the expense of Parent, the Commitment Letter and (ii) Lender shall provide a revolving credit facility for such purpose of at least $50,000,000 and having terms and conditions substantially similar to those set forth on Exhibit B.

          (b) Lender shall use its reasonable best efforts to obtain, on behalf of and at the expense of Parent, prior to the Conversion Date an executed commitment letter from one or more financial institutions reasonably satisfactory to Parent for a stand-by credit or remarketing facility having terms and conditions that are commercially reasonable and reasonably satisfactory to Lender and Parent for the repurchase or remarketing, as the case may be, of any 122% Senior Notes put to Parent pursuant to Section 4.15 of the Indenture following the Conversion (the "Remarketing Facility").
                                         --------------------

          (c) In connection with Lender's undertakings in Sections 5.03(a) and 5.03(b), Parent and the Company shall (i) make reasonably available for inspection by any such financial institution, and any attorney or other agent thereof, all relevant financial and other records, pertinent corporate documents and properties of Parent, the Company and the other subsidiaries of Parent requested by such financial institution, (ii) cause Parent's and the Company's officers, directors and employees to supply all relevant information reasonably requested by any such financial institution or any such attorney or agent in connection with providing such revolving credit agreement or the Remarketing Facility, as the case may be, (iii) make such representation and warranties to any such financial institution, in form, substance and scope as are customarily made by borrowers or issuers under such circumstances, (iv) use its reasonable best efforts to obtain opinions of counsel to Parent and the Company, if so requested by any such financial institution, covering such matters as are customarily covered in such opinions, and (v) deliver such documents and certificates as may be reasonably requested by any such financial institution or such attorney or other agent.

                                 ARTICLE VI

                             Additional Agreements
                             ---------------------

          SECTION 6.01.  Stockholders Meeting; Preparation of the Proxy
                         ----------------------------------------------
Statement.  (a)  Parent will, as soon as practicable following the date of this
---------
Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving the
                   --------------------
Reverse Stock Split, the issuance of the shares of Common Stock to be issued pursuant to the Note as set forth therein (the "Conversion Shares") and the 1997
                                                -----------------
Stock Plan. Subject to the provisions of Section 5.02(b), Parent will, through its Board of Directors, recommend to its stockholders approval of the Reverse Stock Split, the issuance of the Conversion Shares and the 1997 Stock Plan. Without limiting the generality of the foregoing, Parent agrees that its obligations pursuant to the first sentence of this Section 6.01(a) shall not be affected by the commencement, public proposal, public disclosure or communication to Parent of any Takeover Proposal.

          (b) Parent will as soon as practicable prepare and file a preliminary Proxy Statement with the SEC, and Lender will cooperate in such preparation and filing. In addition, Parent will respond, and Lender will cooperate in responding, to any comments of the SEC or its staff, and Parent will cause the Proxy Statement to be mailed to Parent's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC or its staff. Parent will notify Lender promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Lender with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, Parent will promptly prepare (and if relating to Lender, Lender will also promptly cooperate with the Parent in preparing) and mail to its stockholders such an amendment or supplement. Parent will not file or mail any Proxy Statement, or any amendment or supplement thereto, to which Lender reasonably objects, if such objection relates to the information provided by Lender for inclusion in the Proxy Statement.

          SECTION 6.02.  Access to Information; Confidentiality.  Subject to the
                         --------------------------------------
Confidentiality Agreement, Parent shall afford to Lender, and to Lender's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Conversion Date to all the properties, books, contracts, commitments and records of Parent and the Company and Parent's other subsidiaries and, during such period, Parent and the Company shall furnish promptly to Lender (a) a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its or its subsidiaries, business, properties and personnel as Lender may reasonably request.

          SECTION 6.03.  Approvals and Consents; Cooperation.  (a)  Upon the
                         -----------------------------------
terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the issuance of the Conversion Shares, the Reverse Stock Split and the other transactions contemplated by this Agreement and the Note, including (i) the obtaining of any necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          (b) Lender and Parent shall file as soon as practicable after the date hereof notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

          SECTION 6.04.  Stock Option Plans.  Following the effective date of
                         ------------------
the 1997 Stock Plan, no additional options or other awards shall be granted under any stock option plan listed on Schedule 3.10(a) (the "Stock Option
                                                             ------------
Plans") other than the 1997 Stock Plan and the 1992 Stock Option Plan for Nonemployee Directors.

          SECTION 6.05.  Fees and Expenses.  (a)  Except as provided in this
                         -----------------
Section 6.05, all fees and expenses incurred in connection with this Agreement, the Funding, the Purchase, the Conversion and the other transactions contemplated hereby and by the Note shall be paid by the party incurring such fees or expenses, whether or not the Funding or the Purchase is consummated.

          (b) Parent shall pay in immediately available funds, by wire transfer to an account designated by Lender, to Stonington upon demand a fee of $7.5 million (the

"Termination Fee") plus reimbursement for all Expenses if (i) Parent enters into
 ---------------
a definitive agreement in accordance with Section 5.02(b), (ii) the Board of Directors of Parent shall have withdrawn or modified in any manner adverse to Lender its approvals or recommendations to Parent's stockholders of the issuance of the Conversion Shares or the Reverse Stock Split or shall have approved a Takeover Proposal, (iii) the Parent's stockholders shall not have approved the issuance of the Conversion Shares or the Reverse Split and prior to the Stockholders Meeting a Takeover Proposal shall have been publicly announced and not withdrawn, or (iv) the Parent Stockholder Approvals are not obtained by January 31, 1998 and within 12 months following the date on which this Agreement is terminated pursuant to Section 8.01 a Takeover Proposal shall have been consummated; provided, that in the event that (x) none of the events set forth
             --------
in clauses (i) through (iii) of this sentence has occurred and (y) the Parent Stockholder Approvals have been obtained, then, if the condition to Conversion set forth in Section 4.01(e) of the Note has not been satisfied by January 31, 1998, and, as a consequence the Conversion has not occurred by such date, Parent's obligations with respect to payment of the Termination Fee pursuant to this Section 6.05(b) shall terminate. For purposes of this Section 6.05, "Expenses" means all out-of-pocket expenses and fees incurred by Lender and its
 --------
Affiliates (including, without limitation, fees and expenses payable to legal, accounting, financial and other professional advisors, but excluding any judgments, fines or amounts paid in settlement of any pending or threatened legal proceeding against Lender or its affiliates) arising out of, in connection with or related to this Agreement and the Note and the transactions contemplated hereby and thereby.

          (c) In addition to any Expenses payable to Lender pursuant to Section 6.05(b), with respect to any lawsuit commenced against Lender, any Affiliate of Lender, Parent or the Company in connection with the transactions contemplated hereby, provided that Lender has not breached any material term of this
        --------
Agreement, Parent shall promptly reimburse Lender or any such Affiliate of Lender for all Expenses in connection with or arising from any such litigation and, in the event that the Conversion does not occur pursuant to the Note as a result of such litigation, Parent shall promptly reimburse Lender or such Affiliate for all Expenses.

          (d) At Closing, Parent shall pay Stonington a transaction fee of $3 million, payable in immediately available funds by wire transfer to an account designated by Stonington (the "Transaction Fee").
                               ---------------

          SECTION 6.06.  Notification.  Each of Parent and the Company shall
                         ------------
give prompt notice to Lender of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this

Agreement; provided, however, that no such notification shall affect the
           --------  -------
representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          SECTION 6.07.  Rights of Stockholders to Participate in Certain
                         ------------------------------------------------
Transactions.  (a)  Following the Conversion, so long as any of Lender or any of
------------
its Affiliates owns 40% or more of the outstanding shares of Common Stock (prior to giving effect to any transaction which is the subject of this Section 6.07), none of Lender or any of its Affiliates (the "Lender Offeree") shall, directly
                                              --------------
or indirectly, in one transaction or a series of related transactions, transfer for value to a single person or any group of persons (as such term is used in Rule 13d-1(b) under the Exchange Act), other than an Affiliate of Lender, shares of Common Stock constituting more than 20% of the then issued and outstanding shares of Common Stock, unless each other holder of shares of Common Stock is provided with the opportunity, at the option of each such holder, to transfer an "Equivalent Amount" (as defined below) of shares of Common Stock to such third
 -----------------
party on the same terms and conditions as offered to the Lender Offeree. If any Lender Offeree receives any such offer from a third party (a "Third Party
                                                              -----------
Offer") that such Lender Offeree intends to accept, such Lender Offeree shall cause such third party to offer to acquire, on the same terms and conditions as contained in the Third Party Offer, an Equivalent Amount of the shares of Common Stock of each such other holder, which offer will comply with the provisions of the Securities Act and the Exchange Act applicable thereto. For purposes of this Section 6.07, "Equivalent Amount" means with respect to any holder of
                    -----------------
shares of Common Stock, the number of shares of Common Stock owned by such holder equal to the product of (x) the total number of shares of Common Stock proposed to be transferred by the Lender Offeree to the third party multiplied by (y) a fraction, the numerator of which shall be the total number of shares of Common Stock then owned by such holder and the denominator of which shall be the total number of shares of Common Stock then issued and outstanding.

          (b) The Lender Offeree may transfer to such third party the greater of (i) the number of shares of Common Stock by which the total number of such shares originally proposed to be transferred by the Lender Offeree to such third party exceeds the sum of the aggregate Equivalent Amount of shares of Common Stock of all other such holders and (ii) the number of shares of Common Stock by which the total number of such shares originally proposed to be transferred by the Lender Offeree to such third party exceeds the sum of the aggregate Equivalent Amount of shares of Common Stock actually tendered to be sold to such third party by all other such holders.

          (c) If any such third party does not offer to purchase shares of Common Stock from the other stockholders of Parent as provided in this Section 6.07, then the entire proposed sale by the Lender Offeree of any shares of its Common Stock to such third party shall be invalid.

          (d) If, at the expiration of any period during which a Third Party Offer is open in accordance with the applicable provisions of the Securities Act and the Exchange Act, any holder of shares of Common Stock shall not have accepted such Third Party Offer with respect to all or any portion of the Equivalent Amount of shares of Common Stock of such holder, such holder shall be deemed to have thereby waived all of its rights with respect to the transfer of such shares of Common Stock to such third party on the terms and conditions specified in such Third Party Offer.

          SECTION 6.08.  Public Announcements.  Subject to consultation with the
                         --------------------
other parties hereto, each party may make an initial press release concerning this Agreement and the Note and the transactions contemplated hereby and thereby and, thereafter, Lender, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable law or the requirements of any applicable stock exchange regulations, in which case the issuing party shall use its reasonable best efforts to consult with the other party prior to issuing any such release or making any such public statement.

          SECTION 6.09.  Use of Proceeds.  The Proceeds shall be used to (a)
                         ---------------
repay the outstanding principal amount under, accrued and unpaid interest due on, and any prepayment penalty with respect to each of (i) the Revolving Credit Agreement among the Company and Merisel Europe, Inc. and the lenders thereto dated as of April 12, 1996, (ii) the senior notes issued pursuant to the Amended and Restated Senior Note Purchase Agreement between the Company and the noteholders party thereto dated as of December 23, 1993, as subsequently amended, and (iii) the subordinated notes issued pursuant to the Amended and Restated Subordinated Note Purchase Agreement between the Company and the noteholders party thereto dated as of December 23, 1993, as subsequently amended and (b) pay the Transaction Fee to Stonington.


                                  ARTICLE VII

                             Conditions Precedent
                             --------------------

          SECTION 7.01.  Conditions to Each Party's Obligation to Effect the
                         ---------------------------------------------------
Funding and the Purchase.  The respective obligations of each party to effect
------------------------
the Funding and the Purchase are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) No Injunctions or Restraints.  No statute, rule, regulation,
              ----------------------------
     executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Funding, the Purchase or the Reverse Stock Split or the issuance of the Conversion Shares shall be in effect; provided, however, that, in the case of a decree, injunction or
             --------  -------
     other order, each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

          (b) Consents.  All consents, approvals and authorizations required to
              --------
     be obtained prior to the Closing Date from any third party in connection with this Agreement and the transactions contemplated hereunder shall have been obtained, except where the failure to obtain same would not have a Material Adverse Effect.

          SECTION 7.02.  Additional Conditions to Lender's Obligation to Effect
                         ------------------------------------------------------
the Funding and the Purchase.
----------------------------

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties of Parent and the Company contained in this Agreement (i) that is qualified as to materiality shall be true and correct and (ii) that is not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as though made as of the Closing Date (except that the accuracy of representations and warranties that by their terms speak only as to an earlier date will be determined as of such earlier date). Lender shall have received a certificate of the Chief Executive Officer of each of Parent and the Company dated the Closing Date to that effect.

          (b) Agreements and Covenants.  Each of Parent and the Company shall
              ------------------------
have performed or complied in all material respects with all obligations required to be performed by it under this Agreement on or prior to the Closing Date. Lender shall have received a certificate of the Chief Executive Officer of each of Parent and the Company dated the Closing Date to that effect.

          (c) Absence of a Material Adverse Change.   There shall have been no
              ------------------------------------
material adverse change in the assets, liabilities, business, operations, properties (including intangible properties), condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole.

          (d) Absence of Litigation.  There shall be no (i) injunction, order or
              ---------------------
similar restraint issued by any Governmental Entity of competent jurisdiction that imposes limitations on Lender's ability to exercise full rights of ownership with respect to the Purchased Shares, the Note or Conversion Shares or
(ii) finding that Parent has breached or is in breach of any material obligation under the Limited Waiver Agreement or the Limited Waiver and Agreement to Amend dated as of April 14, 1997 by and among Parent, the Company, Merisel Europe, Inc. and the other parties thereto (the "Limited Waiver and
                                         ------------------

Agreement to Amend"), whether preliminary, interlocutory or final, by a
------------------
Governmental Entity of competent jurisdiction.

          (e) Registration Rights Agreement.  The Registration Rights Agreement,
              -----------------------------
in substantially the form attached hereto as Exhibit C, shall have been executed and delivered to Lender by Parent and the Company.

          (f) Waiver Agreements.  Each of the Limited Waiver Agreement and the
              -----------------
Limited Waiver and Agreement to Amend shall have terminated in accordance with its terms.

          (g) Accounts Receivable.  The net book value of the accounts
              -------------------
receivable of Parent and its subsidiaries shall be at least $225,600,000.

          SECTION 7.03.  Additional Conditions to Parent's Obligation to Effect
                         ------------------------------------------------------
the Funding and the Purchase.
----------------------------

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties of Lender contained in this Agreement (i) that is qualified as to materiality shall be true and correct and (ii) that is not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as though made as of the Closing Date (except that the accuracy of representations and warranties that by their terms speak only as to an earlier date will be determined as of such earlier date). Parent shall have received a certificate of the member of Lender dated the Closing Date to that effect.

          (b) Agreements and Covenants.  Lender shall have performed or complied
              ------------------------
in all material respects with all obligations required to be performed by it under this Agreement on or prior to the Closing Date. Parent shall have received a certificate of the member of Lender to that effect.

          (c) Waiver Agreements.  Each of the Limited Waiver Agreement and the
              -----------------
Limited Waiver and Agreement to Amend shall have terminated in accordance with its terms.

          (d) Absence of Breach.  There shall be no finding that Parent has
              -----------------
breached or is in breach of any material obligation under the Limited Waiver Agreement or the Limited Waiver and Agreement to Amend.

                                 ARTICLE VIII

                       Termination, Amendment and Waiver
                       ---------------------------------

          SECTION 8.01.  Termination.  This Agreement may be terminated at any
                         -----------
time prior to the Closing Date:

          (a) by mutual written consent of Lender, Parent and the Company;

          (b) by either Lender, on the one hand, or Parent and the Company, on the other hand, if the Closing Date shall not have occurred on or before the tenth business day from the date hereof; provided that the right to
                                                  --------
     terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date; or

          (c) by either Lender, on the one hand, or the Parent and the Company on the other hand, if any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Funding, the Purchase, the Reverse Stock Split, the issuance of the Conversion Shares or any other transactions contemplated herein and such order, decree or ruling or other action shall have become final and nonappealable;

          (d) by either Lender or Parent, if at the Stockholders Meeting the Parent Stockholder Approvals are not obtained;

          (e) by Lender, provided that Lender has not breached any material term of this Agreement, if the Board of Directors of Parent shall have withdrawn or modified in any manner adverse to Lender its approval or recommendation to Parent's stockholders of the Reverse Stock Split or the issuance of the Conversion Shares or shall have approved a Takeover Proposal;

          (f) by Parent, in connection with entering into a definitive agreement in accordance with Section 5.02(b), provided it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Termination Fee and Expenses pursuant to
     Section 6.05(b).

          SECTION 8.02.  Effect of Termination.  In the event of termination of
                         ---------------------
this Agreement by either Parent and the Company, on the one hand, or Lender, on the other hand, as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Lender, Parent or the Company, other than the provisions of Section 3.23, Section 4.07, Section 6.05, this
Section 8.02 and Article IX and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 8.03.  Amendment.  This Agreement may not be amended except by
                         ---------
an instrument in writing signed on behalf of each of the parties.

          SECTION 8.04.  Extension; Waiver.  Any agreement on the part of a
                         -----------------
party to any waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                  ARTICLE IX

                              General Provisions
                              ------------------

          SECTION 9.01.  Survival of Representations.  If the Funding occurs,
                         ---------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until the Conversion Date, at which time they shall expire and be of no further force and effect.

          SECTION 9.02.  Notices.  All notices, requests, claims, demands and
                         -------
other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such address for a party as shall be specified by like notice):

          (a)  if to Lender, to:

               Stonington Partners, Inc.
               767 Fifth Avenue
               48th Floor
               New York, New York  10153
               Attention:  Albert J. Fitzgibbons III

               with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, New York  10022
               Attention:  Clare O'Brien, Esq.

          (b)  if to Parent or the Company, to:

               Merisel, Inc.
               200 Continental Boulevard
               El Segundo, California  90245
               Attention:  Dwight A. Steffensen

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               300 South Grand Avenue
               Suite 3400
               Los Angeles, California  90071
               Attention:  Joseph Giunta, Esq.

          SECTION 9.03.  Interpretation.  When a reference is made in this
                         --------------
Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 9.04.  Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          SECTION 9.05.  Entire Agreement; No Third-Party Beneficiaries.  This
                         ----------------------------------------------
Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (provided, however, that the provisions of the Confidentiality Agreement shall remain valid and in effect) and, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

          SECTION 9.06.  Assignment.  Neither this Agreement nor any of the
                         ----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Lender may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any affiliate of Lender, but no such assignment shall relieve Lender of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 9.07.  Specific Performance.  The parties hereto agree that
                         --------------------
irreparable damage would occur in the event that any party fails to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity.

          SECTION 9.08.  Governing Law.  This Agreement shall be governed by,
                         -------------
and construed in accordance with, the laws of the State of New York, without regard to any applicable conflicts of law.

          IN WITNESS WHEREOF, Lender, Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    Phoenix Acquisition Company II, L.L.C.

                                      by: Stonington Capital Appreciation 1994
                                           Fund, L.P., as a member,
                                      by: Stonington Partners, L.P., its
                                           general partner,
                                      by: Stonington Partners, Inc. II, its
                                           general partner



                                      By /s/ ALBERT J. FITZGIBBONS III
                                         ---------------------------------
                                         Name: Albert J. Fitzgibbons III
                                         Title: Partner


                                    Merisel, Inc.



                                      By /s/ DWIGHT A. STEFFENSEN
                                         ---------------------------------
                                         Name: Dwight A. Steffensen
                                         Title: Chief Executive Officer



                                    Merisel Americas, Inc.



                                      By /s/ DWIGHT A. STEFFENSEN
                                         ---------------------------------
                                         Name: Dwight A. Steffensen
                                         Title: Chief Executive Officer